Exhibit 10.2

INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT (this “Agreement”) is entered into as of [●] [●], 2025, by and among the Belpointe Entities (as hereinafter defined), Belpointe PREP, LLC, a Delaware limited liability company (the “Company”), the Operating Companies, Belpointe PREP Manager, LLC, a Delaware limited liability company (the “Manager,” and together with the Company and the Operating Companies, and each of their respective Subsidiaries, Associates, and Affiliates, the “Belpointe PREP Entities”), and [●] (the “Indemnitee”), effective as of the 28th day of October, 2020 (the “Effective Date”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Amended and Restated Limited Liability Company Agreement of Belpointe PREP, LLC (the “Operating Agreement”).

WHEREAS, the Indemnitee is a member, principal, manager, trustee, officer, director, employee, or is retained or otherwise engaged in any capacity (an “Agent”) by or for any of the one or more of the Belpointe Parties (as hereinafter defined) to provide services (the “Services”) directly or indirectly to or for the benefit of the Belpointe PREP Entities;

WHEREAS, the parties recognize the increased risk of litigation and other claims being asserted against Persons providing services to public companies; and

WHEREAS, in consideration of the Indemnitee’s provision of the Services, [the Company/the Belpointe PREP Entities] wish to provide indemnification to the Indemnitee as set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1. Definitions. The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“BCM” means Belpointe Capital Management, LLC, a Connecticut limited liability company.

“Belpointe” means Belpointe, LLC, a Connecticut limited liability company.

“Belpointe Entities” means Belpointe, BM, BCM, BMG, Lacoff and the Lacoff Family, and each of their respective Subsidiaries, Associates and Affiliate.

“Belpointe Parties” means the Belpointe Entities, Belpointe PREP Entities, and each of their respective Subsidiaries, Associates, and Affiliates.

“BM” means Belpointe Management, LLC, a Connecticut limited liability company.

“BMG” means Belpointe Management Group, LLC, a Connecticut limited liability company.

“Claim” means: (i) any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, arbitrative, investigative or other, and whether made pursuant to federal, state or other law; or (ii) any inquiry, hearing or investigation that the Indemnitee determines might lead to the institution of any such action, suit, proceeding or alternative dispute resolution mechanism.

“Expenses” means any and all expenses, including reasonable attorneys’ and experts’ fees, court costs, transcript costs, travel expenses, duplicating, printing and binding costs, telephone charges, and all other costs and expenses incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness or participate in, any Claim. Expenses also shall include (i) Expenses incurred in connection with any appeal resulting from any Claim, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent, and (ii) for purposes of Section 5 only, Expenses incurred by the Indemnitee in connection with the interpretation, enforcement or defense of the Indemnitee’s rights under this Agreement, by litigation or otherwise. Expenses, however, shall not include amounts paid in settlement by the Indemnitee or the amount of judgments or fines against Indemnitee.

“Indemnifiable Event” means any event or occurrence, whether occurring before, on or after the Effective Date of this Agreement, related to the fact that the Indemnitee is or was providing Services to or for the benefit of the Belpointe PREP Entities, or is or was serving at the request of one or more of the Belpointe Parties as an Agent of any other Person directly or indirectly for the benefit of the Belpointe PREP Entities, or by reason of an action or inaction by the Indemnitee in any such capacity (whether or not serving in such capacity at the time any Loss is incurred for which indemnification can be provided under this Agreement).

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“Lacoff” means Brandon E. Lacoff.

“Lacoff Entities” means any trusts or other entities over which any member of the Lacoff Family exercises control or investment influence, or in which any member of the Lacoff family has a direct or indirect beneficial interest.

“Lacoff Family” means Lacoff, a trustee or beneficiary of the Lacoff Family Trust, or any other member of the Lacoff family (by marriage or otherwise).

“Losses” means any and all Expenses, damages, losses, liabilities, joint or several, judgments, fines, penalties (whether civil, criminal, administrative or otherwise), excise taxes, amounts paid or payable in settlement (with approval of [the Company/the Belpointe PREP Entities]), including any interest, assessments, any federal, state, local or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement and all other charges paid or payable in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness or participate in, any Claim.

2. Services of Indemnitee. The Indemnitee agrees to continue to serve in [his/her/its] role as an Agent of and to provide Services to or for the benefit of the Belpointe PREP Entities until the Indemnitee tenders their resignation or is otherwise no longer serving in such capacity. This Agreement shall not be deemed an employment agreement between the Belpointe Parties and the Indemnitee. The Indemnitee specifically acknowledges and agrees that [his/her/its] role is “at will” and the Indemnitee may be discharged at any time for any reason, with or without cause, except as may be otherwise be expressly provided in any written consulting, employment, services or other agreement by and between the Indemnitee and one or more of the Belpointe Parties.

3. Indemnification. Subject to Section 9 and Section 10 of this Agreement, [the Company/the Belpointe PREP Entities] shall indemnify the Indemnitee, to the fullest extent permitted by the laws of the State of Delaware in effect on the Effective Date hereof, or as such laws may from time to time thereafter be amended to increase the scope of such permitted indemnification, against any and all Losses if the Indemnitee was or is or becomes a party to or participant in, or is threatened to be made a party to or participant in, any Claim by reason of or arising in part out of an Indemnifiable Event, including, without limitation, Claims brought by or in the right of the Belpointe PREP Entities, Claims brought by third parties, and Claims in which the Indemnitee is solely a witness.

4. Advancement of Expenses. The Indemnitee shall have the right to advancement by [the Company/the Belpointe PREP Entities], prior to the final disposition of any Claim by final adjudication to which there are no further rights of appeal, of any and all Expenses actually and reasonably paid or incurred by the Indemnitee in connection with any Claim arising out of an Indemnifiable Event. The Indemnitee’s right to such advancement is not subject to the satisfaction of any standard of conduct. Without limiting the generality or effect of the foregoing, within 90 days after any request by the Indemnitee, [the Company/the Belpointe Entities] shall, in accordance with such request, (i) pay such Expenses on behalf of the Indemnitee, (ii) advance to the Indemnitee funds in an amount sufficient to pay such Expenses, or (iii) reimburse the Indemnitee for such Expenses. In connection with any request for Expense Advances, the Indemnitee shall not be required to provide any documentation or information to the extent that the provision thereof would undermine or otherwise jeopardize attorney-client privilege. In connection with any request for Expense Advances, Indemnitee shall execute and deliver to [the Company/the Belpointe PREP Entities] an undertaking in a form reasonably acceptable to [the Company/the Belpointe PREP Entities] to repay any amounts paid, advanced, or reimbursed by [the Company/the Belpointe PREP Entities] for such Expenses to the extent that it is ultimately determined, following the final disposition of such Claim, that the Indemnitee is not entitled to indemnification hereunder.

5. Indemnification for Enforcing Rights. To the fullest extent allowable under applicable law, [the Company/the Belpointe PREP Entities] shall also indemnify against, and, if requested by the Indemnitee, shall advance, in accordance with Section 4, any Expenses actually and reasonably paid or incurred by the Indemnitee in connection with any action or proceeding by Indemnitee for (i) indemnification or reimbursement or advance payment of Expenses under any provision of this Agreement, and (ii) recovery under any liability insurance policies maintained by [the Company/the Belpointe PREP Entities]. However, in the event that the Indemnitee is ultimately determined not to be entitled to such indemnification or insurance recovery, as the case may be, then all amounts advanced under this Section 5 shall be repaid in accordance with Section 4. In addition, the Indemnitee shall be required to reimburse [the Company/the Belpointe PREP Entities] in the event that a final judicial determination is made that such action brought by the Indemnitee was frivolous or not made in good faith.

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6. Partial Indemnity. If the Indemnitee is entitled under any provision of this Agreement to indemnification by [the Company/the Belpointe PREP Entities] for a portion of any Losses in respect of a Claim related to an Indemnifiable Event but not for the total amount thereof, [the Company/the Belpointe PREP Entities] shall nevertheless indemnify the Indemnitee for the portion thereof to which the Indemnitee is entitled.

7. Notification and Defense of Claims.

(a) Notification of Claims. The Indemnitee shall notify [the Company/the Belpointe PREP Entities] in writing as soon as practicable of any Claim which could relate to an Indemnifiable Event or for which the Indemnitee could seek Expenses, including a brief description (based upon information then available to the Indemnitee) of the nature of, and the facts underlying, such Claim. The failure by the Indemnitee to timely notify [the Company/the Belpointe PREP Entities] hereunder shall not relieve [the Company/the Belpointe PREP Entities] from any liability hereunder except that [the Company/the Belpointe PREP Entities] shall not be liable to indemnify the Indemnitee under this Agreement with respect to any Claim related to an Indemnifiable Event if [the Company/the Belpointe PREP Entities] was not given a reasonable and timely opportunity to participate at [its/their] expense in the defense of such Claim.

(b) Defense of Claims. [The Company/the Belpointe PREP Entities] shall be entitled to participate in the defense of any Claim relating to an Indemnifiable Event at its own expense and, except as otherwise provided below, to the extent [the Company/the Belpointe PREP Entities] so wishes, it may assume the defense thereof with counsel reasonably satisfactory to the Indemnitee. After notice from [the Company/the Belpointe PREP Entities] to the Indemnitee of its election to assume the defense of any such Claim, [the Company/the Belpointe PREP Entities] shall not be liable to the Indemnitee under this Agreement or otherwise for any Expenses subsequently directly incurred by the Indemnitee in connection with the Indemnitee’s defense of such Claim other than reasonable costs of investigation or as otherwise provided below. The Indemnitee shall have the right to employ its own legal counsel in such Claim, but all Expenses related to such counsel incurred after notice from [the Company/the Belpointe PREP Entities] of [its/their] assumption of the defense shall be at the Indemnitee’s own expense; provided, however, that if the Indemnitee has reasonably determined that there may be a conflict of interest between the Indemnitee and [the Company/the Belpointe PREP Entities] in the defense of such Claim, then the Indemnitee shall be entitled to retain the services of one separate counsel and all Expenses related to such separate counsel shall be borne by [the Company/the Belpointe PREP Entities].

8. Procedure for Indemnification. In order to obtain indemnification pursuant to this Agreement, the Indemnitee shall submit to [the Company/the Belpointe PREP Entities] a written request therefor, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification following the final disposition of the Claim. Indemnification shall be made insofar as [the Company/the Belpointe PREP Entities] determines that the Indemnitee is entitled to indemnification in accordance with Section 9 below.

9. Determination of Right to Indemnification.

(a) Mandatory Indemnification; Indemnification as a Witness.

(i) To the extent that the Indemnitee shall have been successful on the merits or otherwise in defense of any Claim relating to an Indemnifiable Event or any portion thereof or in defense of any issue or matter therein, including without limitation dismissal without prejudice, the Indemnitee shall be indemnified against all Losses relating to such Claim in accordance with Section 3 to the fullest extent allowable by applicable law.

(ii) To the extent that the Indemnitee’s involvement in a Claim relating to an Indemnifiable Event is to prepare to serve and serve as a witness, and not as a party, the Indemnitee shall be indemnified against all Losses incurred in connection therewith to the fullest extent allowable by applicable law.

(b) Payment of Indemnification. If, in regard to any Losses, the Indemnitee shall be entitled to indemnification pursuant to Section 9(a) then [the Company/the Belpointe PREP Entities] shall pay to the Indemnitee, within 90 days of the receipt by [the Company/the Belpointe PREP Entities] of a written request from the Indemnitee for indemnification pursuant to Section 8.

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10. Exclusions from Indemnification. Notwithstanding anything in this Agreement to the contrary, [the Company/the Belpointe PREP Entities] shall not be obligated to:

(a) indemnify or advance funds to the Indemnitee for Expenses or Losses with respect to proceedings initiated by the Indemnitee not by way of defense, except: (i) proceedings referenced in Section 5 (unless a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such proceeding was not made in good faith or was frivolous); or where [the Company/the Belpointe PREP Entities] has joined in such proceedings.

(b) indemnify the Indemnitee if a final decision by a court of competent jurisdiction determines that such indemnification is prohibited by applicable law.

(c) Indemnify the Indemnitee for the disgorgement of profits arising from the purchase or sale by the Indemnitee of securities of the Company in violation of Section 16(b) of the Securities Exchange Act or 1934, as amended, or any similar successor statute.

(d) indemnify or advance funds to the Indemnitee for the Indemnitee’s reimbursement to [the Company/the Belpointe PREP Entities] of any bonus or other incentive-based or equity-based compensation previously received by the Indemnitee, or payment of any profits realized by the Indemnitee from the sale of securities of [the Company/the Belpointe PREP Entities].

11. Settlement of Claims. [The Company/the Belpointe PREP Entities] shall not be liable to the Indemnitee under this Agreement for any amounts paid in settlement of any threatened or pending Claim related to an Indemnifiable Event effected without [the Company’s/the Belpointe PREP Entities’] prior written consent, which shall not be unreasonably withheld. [The Company/the Belpointe PREP Entities] shall not settle any Claim related to an Indemnifiable Event in any manner that would impose any Losses on the Indemnitee without the Indemnitee’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed.

12. Duration. All agreements and obligations of [the Company/the Belpointe PREP Entities] contained herein shall continue during the period that the Indemnitee is or was providing Services to or for the benefit of the Belpointe PREP Entities, or is or was serving at the request of one or more of the Belpointe Parties as an Agent of any other Person directly or indirectly for the benefit of the Belpointe PREP Entities and shall continue thereafter (a) so long as the Indemnitee may be subject to any possible Claim relating to an Indemnifiable Event (including any rights of appeal thereto), and (b) throughout the pendency of any proceeding (including any rights of appeal thereto) commenced by the Indemnitee to enforce or interpret its rights under this Agreement, even if, in either case, the Indemnitee may have ceased to serve in such capacity at the time of any such Claim or proceeding.

13. Non-Exclusivity. The rights of the Indemnitee hereunder will be in addition to any other rights that the Indemnitee may have under the Operating Agreement, the General Corporation Law of the State of Delaware, any other contract or otherwise (collectively, “Other Indemnity Provisions”).

14. No Duplication of Payments. [The Company/the Belpointe PREP Entities] shall not be liable under this Agreement to make any payment to the Indemnitee in respect of any Losses to the extent the Indemnitee has otherwise received payment under any insurance policy, Other Indemnity Provisions or otherwise of the amounts otherwise indemnifiable by [The Company/the Belpointe PREP Entities] hereunder.

15. Subrogation. In the event of payment to the Indemnitee under this Agreement, [the Company/the Belpointe PREP Entities] shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee. The Indemnitee shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable [the Company/the Belpointe PREP Entities] effectively to bring suit to enforce such rights.

16. Amendments. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall be binding unless in the form of a writing signed by the party against whom enforcement of the waiver is sought, and no such waiver shall operate as a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.

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17. Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of [the Company/the Belpointe PREP Entities]), assigns, spouses, heirs and personal and legal representatives. [The Company/the Belpointe PREP Entities] shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part of the business or assets of [the Company/the Belpointe PREP Entities]), by written agreement, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that [the Company/the Belpointe PREP Entities] would be required to perform if no such succession had taken place.

18. Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any portion thereof) are held by a court of competent jurisdiction to be invalid, illegal, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent allowable by applicable law.

19. Notices. Any notices or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (a) upon receipt, when delivered personally; (b) upon delivery, when sent by electronic mail (provided that the sending party does not receive an automated rejection or out-of-office notice); or (c) one business day after deposit with a nationally recognized overnight delivery service that provides evidence of delivery, in each case properly addressed to the party to receive the same. The addresses and email addresses for such communications shall be:

If to the Indemnitee, to the address set forth on the signature page hereto.

If to [the Belpointe Parties], to:

[Belpointe PREP, LLC]

255 Glenville Road

Greenwich, Connecticut 06831

[Attn.: Brandon E. Lacoff, Chief Executive Officer]

Email: blacoff@belpointe.com

With a copy (for informational purposes only) to:

Saul Ewing LLP

1270 Avenue of the Americas, Suite 2800

New York, New York 10020

Attn.: Vanessa J. Schoenthaler

Email: vanessa.schoenthaler@saul.com

or such other address and email address to the attention of such other person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) mechanically or electronically generated by the sender’s email containing the time, date, recipient email address, or (iii) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by email or receipt from a nationally recognized overnight delivery service in accordance with clause (a), (b) or (c) above, respectively.

20. Applicable Law; Jurisdiction; Waiver of Jury Trial. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware. The parties hereby irrevocably submit to the exclusive jurisdiction of the federal and state courts located in Stanford, Connecticut for purposes of any suit, action or other proceeding arising from this Agreement, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts. Each of the parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of any such dispute. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

21. Captions. Captions to Articles, Sections and subsections of this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or in any way affect the meaning or construction of any provision of this Agreement.

22. Counterparts. The parties may execute this Agreement in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement, by facsimile, electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, has the same effect as delivery of an executed original of this Agreement.

[Intentionally left blank.

Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement as of the date and year first above written.

[●]

By:
Name:	Brandon E. Lacoff
Title:	[●]

INDEMNITEE

By:
Name:	[●]
Address:	[●]

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